                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 20, 1998
                                                  -----------------------------



                             The Fonda Group, Inc.


          Delaware                 333-24939                13-3220732
-----------------------------  ---------------------  ---------------------

(State or other jurisdiction     (Commission File          (IRS Employer
      of incorporation)               Number)           Identification No.)




  27 Lower Newton Street, St. Albans, Vermont                      05478
------------------------------------------------                  --------
    (Address of principal executive offices)                      Zip Code


Registrant's telephone number, including area code:       (802) 524-5966


                                      N/A
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

   In February 1998, Fonda entered into an agreement with Cellu Tissue Holdings, Inc. ("Cellu"), pursuant to which Cellu will acquire substantially all of the fixed assets and certain related working capital of the Natural Dam mill in Gouverneur, New York, pursuant to which Fonda will realize net proceeds, after expenses, of approximately $25 million, subject to a post-closing adjustment for working capital (the "Natural Dam Mill Disposition"). The consummation of the Natural Dam Mill Disposition is subject to a number of customary conditions, including Hart Scott Rodino approval and financing. The Natural Dam mill produces tissue mill products, primarily specialty "jumbo" rolls of tissue.

   In addition, Fonda has reached an agreement with Kamine Besicorp Natural Dam L.P. ("Kamine"), the owner of the co-generation facility hosted by Fonda at its Natural Dam mill, whereby Kamine will terminate its obligations to supply steam to Natural Dam and to make land lease payments in return for a lump sum cash payment and the delivery of certain equipment. The consummation of this agreement is subject to various conditions, including the negotiation and execution of a definitive agreement and the consummation of a master restructuring agreement among Niagara Mohawk Power Corporation ("Niagara") and sixteen independent power producers, including Kamine. The Company expects Fonda to record a gain upon the consummation of the transaction contemplated by this agreement, however, there can be no assurance that such transaction will be consummated.

   In February 1998, Fonda reached an agreement to enter into a five-year licensing agreement with its affiliate, Creative Expressions Group, Inc. ("CEG"), whereby CEG will manufacture and distribute certain party goods products currently manufactured by Fonda. In connection therewith, Fonda will receive a royalty equal to 5% of CEG's cash flow, as determined in accordance with a formula specified in such agreement, which is subject to the execution of a definitive agreement. In Fiscal 1997, Fonda's net sales of such party goods products were approximately $30 million. The Company expects Fonda's fixed and variable costs to decrease and it expects to reduce Fonda's accounts receivable and inventory by approximately $9 million as a result of such licensing agreement. The Company believes that such transaction will have a favorable impact on Fonda's results of operations.

   The Company expects Fonda to record higher net sales and EBITDA for the three months ended January 25, 1998 compared to the three months ended January 26, 1997. The Company expects Fonda's net sales and EBITDA for the quarter to increase by more than 10% and 25%, respectively, as compared to the same period last year. This improvement is due to improved results in Fonda's converting business which are expected to be partially offset by a decrease in gross profits in tissue mill products. In January 1998, the Natural Dam mill was not operational for nine days as a result of inclement weather which interrupted the availability of electricity and steam. The mill's operating results for the quarter were also adversely affected by manufacturing costs resulting from the start-up of a second paper machine.

   The following sets forth Fonda's pro forma condensed statements of income for the fiscal year ended July 27, 1997 and the three and twelve months ended October 26, 1997 which have been derived from Fonda's historical statements of income for the fiscal year ended July 27, 1997 and the three and twelve months ended October 26, 1997, and give effect to (i) the acquisition of the outstanding capital stock of Heartland Mfg. Corp. as of June 2, 1997 and the net assets of the former division of Astro Valcour, Inc. from Tenneco Inc. as of June 10, 1997, (ii) the February 24, 1997 issuance of the 9 1/2% Senior Subordinated Notes due 2007, (iii) the acquisition of certain net assets of Leisureway Inc. on January 5, 1998 and (iv) the Natural Dam Mill Disposition, as if each such transaction had occurred on the first day of Fonda's fiscal year ended July 27, 1997.

                                                               YEAR ENDED JULY 27, 1997
                                       ------------------------------------------------------------------------
                                                                (DOLLARS IN THOUSANDS)
                                                         NATURAL
                                           FONDA        DAM MILL      ACQUISITIONS       OTHER        FONDA
                                        HISTORICAL   DISPOSITION (A) HISTORICAL (B)   ADJUSTMENTS   PRO FORMA
                                       ------------ ---------------  -------------- -------------  -----------
STATEMENT OF INCOME DATA:
Net sales.............................   $252,513       $(19,340)        $29,677                     $262,850
Cost of goods sold....................    196,333        (13,114)         21,595        $    90 (c)   204,904
                                       ------------ ---------------  -------------- -------------  -----------
Gross profit..........................     56,180         (6,226)          8,082            (90)       57,946
Selling, general and administrative
 expenses.............................     37,168         (2,125)          5,908         (1,561)(d)    39,390
Other income, net.....................     (1,608)            --                                       (1,608)
                                       ------------ ---------------  -------------- -------------  -----------
 Income from operations...............     20,620         (4,101)          2,174          1,471        20,164
Interest expense, net.................      9,017             --                          3,067 (e)    12,084
                                       ------------ ---------------  -------------- -------------  -----------
Income before taxes and extraordinary
 loss.................................     11,603         (4,101)          2,174         (1,596)        8,080
Income taxes (f)......................      4,872         (1,722)            913           (670)        3,393
                                       ------------ ---------------  -------------- -------------  -----------
Income before extraordinary loss .....   $  6,731       $ (2,379)        $ 1,261        $  (926)     $  4,687
                                       ============ ===============  ============== =============  ===========

OTHER FINANCIAL DATA:
EBITDA (g) ...........................   $ 23,942             --                                     $ 23,962
Cash interest expense (h).............      8,309             --                                       11,520
Capital expenditures .................     10,363         (8,601)                                       1,762
Depreciation and amortization (i) ....      4,440           (171)            351            786         5,406
Ratio of EBITDA to cash interest
 expense (g)(h) ......................        2.9x                                                        2.1x

                                                       THREE MONTHS ENDED OCTOBER 26, 1997
                                     ------------------------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)
                                                       NATURAL
                                         FONDA        DAM MILL      ACQUISITIONS       OTHER        FONDA
                                      HISTORICAL   DISPOSITION (A) HISTORICAL (B)   ADJUSTMENTS   PRO FORMA
                                     ------------ ---------------  -------------- -------------  -----------
STATEMENT OF INCOME DATA:
Net sales...........................    $70,658        $(4,577)        $2,224                      $68,305
Cost of goods sold .................     55,983         (3,889)         1,559          $ 21 (c)     53,674
                                     ------------ ---------------  -------------- -------------  -----------
Gross profit .......................     14,675           (688)           665           (21)        14,631
Selling, general and administrative
 expenses ..........................      9,949           (327)           484           (42)(d)     10,064
Other income, net ..................         --             --                                          --
                                     ------------ ---------------  -------------- -------------  -----------
 Income from operations ............      4,726           (361)           181            21          4,567
Interest expense, net ..............      2,936             --                                       2,936
                                     ------------ ---------------  -------------- -------------  -----------
Income before taxes and
 extraordinary loss ................      1,790           (361)           181            21          1,631
Income taxes (f) ...................        751           (152)            76             9            684
                                     ------------ ---------------  -------------- -------------  -----------
Income before extraordinary loss ...    $ 1,039        $  (209)        $  105          $ 12        $   947
                                     ============ ===============  ============== =============  ===========
OTHER FINANCIAL DATA:
EBITDA (g) .........................    $ 6,128             --                                     $ 5,904
Cash interest expense (h)...........      2,847             --                                       2,795
Capital expenditures ...............      2,021         (1,480)                                        541
Depreciation and amortization (i)  .      1,350           (110)            13            84          1,337
Ratio of EBITDA to cash interest
 expense (g)(h) ....................        2.2x                                                       2.1x

                                                       TWELVE MONTHS ENDED OCTOBER 26, 1997
                                     ------------------------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)
                                                       NATURAL
                                         FONDA        DAM MILL      ACQUISITIONS       OTHER        FONDA
                                      HISTORICAL   DISPOSITION (A) HISTORICAL (B)   ADJUSTMENTS   PRO FORMA
                                     ------------ ---------------  -------------- -------------  -----------
STATEMENT OF INCOME DATA:
Net sales...........................   $256,888       $(18,854)        $23,710                     $261,744
Cost of goods sold .................    201,618        (13,591)         17,456        $    87 (c)   205,570
                                     ------------ ---------------  -------------- -------------  -----------
Gross profit .......................     55,270         (5,263)          6,254            (87)       56,174
Selling, general and administrative
 expenses ..........................     36,956         (1,912)          5,416         (1,828)(d)    38,632
Other income, net ..................     (1,608)            --                                       (1,608)
                                     ------------ ---------------  -------------- -------------  -----------
 Income from operations ............     19,922         (3,351)            838          1,741        19,150
Interest expense, net ..............      9,738             --                          2,197 (e)    11,935
                                     ------------ ---------------  -------------- -------------  -----------
Income before taxes and
 extraordinary loss ................     10,184         (3,351)            838           (456)        7,215
Income taxes (f) ...................      4,275         (1,407)            352           (191)        3,029
                                     ------------ ---------------  -------------- -------------  -----------
Income before extraordinary loss ...   $  5,909       $ (1,944)        $   486        $  (265)     $  4,186
                                     ============ ===============  ============== =============  ===========
OTHER FINANCIAL DATA:
EBITDA (g) .........................   $ 23,387             --                                     $ 23,007
Cash interest expense (h)...........      9,213             --                                       11,371
Capital expenditures ...............     11,742        (10,081)                                       1,661
Depreciation and amortization (i)  .      4,531             --             283            651         5,465
Ratio of EBITDA to cash interest
 expense (g)(h) ....................        2.5x                                                        2.0x

                      NOTES TO FONDA UNAUDITED PRO FORMA
                        CONDENSED STATEMENTS OF INCOME

   (a) Reflects the elimination of the results of operations of the Natural Dam mill as a result of the Natural Dam Mill Disposition.

   (b) The results of operations of each entity acquired in the 1997 Fonda Acquisitions are included in Fonda's historical results of operations commencing with such entity's respective acquisition date. The adjustments reflect (i) the additional results of operations of the acquired entities as if such acquisitions had occurred at the beginning of the year ended July 27, 1997 and (ii) the results of operations of the Leisureway Acquisition as if it had occurred at the beginning of the year ended July 27, 1997.

   (c) Reflects an increase in depreciation expense resulting from the allocation of the purchase price to the long-term assets acquired based on fair value and an average life ranging from 8 to 30 years.

   (d) Reflects adjustments to general and administrative expenses resulting from the 1997 Fonda Acquisitions and the Leisureway Acquisition, as follows:

                                                                   THREE MONTHS     TWELVE MONTHS
                                                   YEAR ENDED         ENDED             ENDED
                                                 JULY 27, 1997   OCTOBER 26, 1997 OCTOBER 26, 1997
                                                --------------- ----------------  ----------------
Goodwill amortization over twenty years:
 1997 Fonda Acquisitions ......................     $   440                            $   308
 Leisureway Acquisition .......................         373           $  93                373
Contractual reduction in officer compensation:
 1997 Fonda Acquisitions ......................      (1,439)                            (1,439)
 Leisureway Acquisition .......................        (935)           (135)            (1,070)
                                                --------------- ----------------  ----------------
                                                    $(1,561)          $ (42)           $(1,828)
                                                =============== ================  ================

   (e) Reflects (i) the elimination of interest income attributable to cash used to finance a portion of the 1997 Fonda Acquisitions, (ii) additional interest expense resulting from the issuance of the Fonda Notes and borrowings under the Fonda Credit Facility to finance the 1997 Fonda Acquisitions and the Leisureway Acquisition and (iii) the elimination of interest expense relating to indebtedness that was repaid with a portion of the proceeds of the Fonda Notes and the Natural Dam Mill Disposition.

   (f) For pro forma purposes, the income tax provision was calculated at 42% based on enacted statutory rates applied to pro forma pre-tax income and the provisions of SFAS No. 109.

   (g) EBITDA represents income from operations before interest expense, provision for income taxes, other income and depreciation and amortization. EBITDA is generally accepted as providing information regarding a company's ability to service debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

       EBITDA does not reflect the elimination of $2.8 million and $2.0 million of fixed costs in Fiscal 1997 and the twelve months ended October 26, 1997, respectively, that would not have been incurred had the Three Rivers and Long Beach facilities been closed at the beginning of the year ended July 27, 1997.

   (h) Cash interest expense consists of interest expense, excluding amortization of deferred financing costs of $546, $141 and $564 for Fiscal 1997 and the three and twelve months ended October 26, 1997, respectively.

   (i) Depreciation and amortization excludes amortization of deferred financing costs, which are included in interest expense.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



February 20, 1998                         THE FONDA GROUP, INC.



                                          By: /s/ Hans H. Heinsen
                                             -------------------------
                                             Hans H. Heinsen
                                             Chief Financial Officer/
                                             Principal Accounting Officer

                                       3